RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          COYOTE NETWORK SYSTEMS, INC.

         The corporation was originally incorporated under the name Roy Minor Corporation and its original certificate of incorporation was filed with the Secretary of State of Delaware on January 25, 1961.

         This Restated Certificate of Incorporation has been duly adopted by the board of directors of the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware to restate and integrate but not further amend the certificate of incorporation of the corporation as heretofore amended. Upon the filing of this Restated Certificate of Incorporation with the Secretary of State, the corporation's original certificate of incorporation, as theretofore amended or supplemented, shall be superseded; and thenceforth, this Restated Certificate of Incorporation shall be the certificate of incorporation of the corporation.

                                    ARTICLE I

         The  name  of  the   corporation   (hereinafter   referred  to  as  the
"Corporation") is COYOTE NETWORK SYSTEMS, INC.

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of stock of all classes which the corporation shall have authority to issue is 35,000,000, of which 5,000,000 shares shall be shares of Preferred Stock, $.01 par value per share, and 30,000,000 shares shall be shares of Common Stock, $1.00 par value per share.

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
         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock of the Corporation are as follows:

1. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

2. All shares of the Common Stock of the Corporation shall be identical and, except as otherwise required by law or as otherwise provided in the resolution or resolutions, if any, adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.


                                    ARTICLE V

         The term of existence of the Corporation shall be perpetual.


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
                                   ARTICLE VI

         The stockholders may hold their meetings, annual or special, within or without the State of Delaware as may be provided in the By-Laws, and the Board of Directors or any Committee thereof may hold all or any of their meetings within or without the State of Delaware at such places as the By-Laws or the Board of Directors may designate. The Corporation may have one or more offices and keep any of the books of the Corporation subject to the provisions of the laws of the State of Delaware within or without the State of Delaware at such places as may from time to time be designated by the Board of Directors. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                   ARTICLE VII

         The Corporation shall possess and may exercise all the powers and privileges granted by the General Corporation Law or by any other law of the State of Delaware at the time in force or by this Restated Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and such privileges are necessary or convenient to the conduct, promotion or attainment of the purpose set forth in Article III of this Restated Certificate of Incorporation.

                                  ARTICLE VIII

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Delaware, of this Restated Certificate of Incorporation, and of the By-Laws of the Corporation.

                                   ARTICLE IX

         The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, indemnify all persons whom this Corporation may indemnify pursuant thereto.

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation


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
Law, or (iv) for any transaction from which the director derived and improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

         All transactions between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be valid to the full extent permitted by the General Corporation Law of the State of Delaware.

                                   ARTICLE XI

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reservation.

                                   ARTICLE XII

         The Board of Directors shall be divided into 3 classes; the term of office of the directors of the 1st class to expire at the annual meeting of shareholders to be held in 1988; that of the 2nd class to expire at the annual meeting of shareholders to be held in 1989; and that of the 3rd class to expire at the annual meeting of shareholders to be held in 1990. At each annual meeting starting in 1988 the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the 3rd succeeding annual meeting. The number of directors of the corporation shall be six. This number of directors may be changed only by the affirmative vote of (i) the holders of at least 75% of the shares of the corporation entitled to vote on such change, or (ii) a majority of the directors in office at the time of the vote. When the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

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
         A director may be removed from office only for cause, and only by affirmative vote of a majority of the shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation, and such adjudication is no longer subject to direct appeal.
         All nominations for election to the Board of Directors, including any nomination to fill a vacancy (whether created by an increase in the number of directors, a resignation of a Director or the removal of a Director, or otherwise), other than those made by the remaining directors then in office, must be made at a meeting of shareholders called for the election of directors.

         Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman of the Board or the Secretary, or the Board of Directors.

         This Article XII may be altered, amended or repealed only by the affirmative vote of not less than seventy-five percent (75%) of the shares present or represented at an annual or special meeting of the stockholders at which a quorum is in attendance.

     IN WITNESS WHEREOF, COYOTE NETWORK SYSTEMS, INC. has caused this Restated Certificate of Incorporation to be signed by its Chairman and Chief Executive Officer and attested by its Secretary, this 4th day of September, 1998.

                                            COYOTE NETWORK SYSTEMS, INC.

                                            BY:      /s/ James J. Fiedler
                                                     ---------------------------
                                                     James J. Fiedler,
                                                     Chairman of the Board and
                                                     Chief Executive Officer

Attest:

/s/ Edward A. Beeman
---------------------------
Edward A. Beeman, Secretary